EXHIBIT 10.97

THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 4, 2008 by and between SEMITOOL, INC., a Montana corporation (“Borrower”), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION (“Trade Bank”).

RECITALS

        WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of November 1, 2004, as amended from time to time (“Credit Agreement”).

        WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.	Article I. CREDIT FACILITY, Section 1.1 The Facility is hereby amended by deleting “March 1, 2009” as the Facility Termination Date, and by substituting “March 1, 2010” therefor.

II.	The last sentence of Article I. CREDIT FACILITY, Section 1.4 Repayment; Interest and Fees, is hereby deleted in its entirety, and the following substituted therefor:

“Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 4%.”

III.	EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the attached EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

IV.	In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment and each year hereafter Borrower shall pay to Trade Bank a non-refundable fee of $30,000.

        Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SEMITOOL, INC. By: /s/Larry A. Viano Larry A. Viano Title: VP-Finance, CFO	WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION By: /s/Laurie Hornor Laurie Hornor Vice President

WELLS FARGO HSBC TRADE BANK	EXHIBIT A ADDENDUM TO CREDIT AGREEMENT

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT (“CREDIT AGREEMENT”) BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: SEMITOOL, INC.

ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS.     Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

  Annual Financial Statements: Not later than ninety (90) calendar days after and as of the end of each of Borrower's fiscal years, an annual audited consolidated and consolidating financial statement of Borrower, prepared by a certified public accountant acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement, statement of cash flow.

  Quarterly Financial Statements: Not later than forty-five (45) calendar days after and as of the end of each of Borrower's fiscal quarters, a consolidated and consolidating financial statement of Borrower prepared by Borrower, to include balance sheet, income statement, statement of cash flow.

  Certificate of Compliance: At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under the Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

  Reconciliation of Deferred Revenue: Not later than forty-five (45) calendar days after and as of each fiscal quarter end, a reconciliation of deferred revenue, prepared by Borrower, to include an accounts receivable report.

  Account Debtors List: Immediately upon each request from Trade Bank a list of the names, addresses and phone numbers of all Borrower's account debtors and an aged listing of their balances.

  Insurance: Borrower will maintain in full force and effect insurance coverage on all Borrower's property, including, but not limited to, the following types of insurance coverage:
       policies of fire insurance
       business personal property insurance
All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.

FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to borrower and the consolidated Subsidiaries):

  Tangible Net Worth. Not at any time less than $145,000,000 ("Tangible Net Worth" means the aggregate of total shareholders' equity determined in accordance with GAAP plus indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness less (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower's business, including, but not limited to, loans to officers or affiliates and other items).

  Total Liabilities divided by Tangible Net Worth. Total Liabilities divided by Tangible Net Worth. Not at any time greater than 1.0 to 1.0. ("Tangible Net Worth" has the meaning given to it above, and "Total Liabilities" excludes indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

  Total Funded Debt to EBITDA. Not less than (i) 4.0 to 1.0 as of December 31, 2007 (ii) 3.0 to 1.0 as of March 31, 2008, and (iii) 2.0 to 1.0 as of June 30, 2008 and thereafter, with "Funded Debt" defined as the sum of all obligations for borrowed money (including subordinated debt) plus all capital lease obligations, and with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense, amortization expense, and FAS123R option expense.

  Maximum Borrowing Limit: As of the last day of each fiscal quarter, total loans outstanding under the Revolving Credit Facility shall not exceed seventy-five percent (75%) of total Accounts Receivable of Borrower and Subsidiaries (determination of the values for Accounts Receivable will be derived from Borrower's quarterly consolidated and consolidating financial statements for such fiscal quarter).

Borrower shall only be obligated to comply with financial covenants at the time an advance is requested under the credit facilities and at all times any amounts are outstanding under the facilities.

BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:

SEMITOOL, INC. By: /s/Larry A. Viano —————————————— Larry A. Viano Title: VP-Finance, CFO